FAX NEWS RELEASE

For further information:
The Manitowoc Company, Inc.	Timothy M. Wood	Steven C. Khail
P.O. Box 66 ◆ Manitowoc WI 54221-0066	Vice President	Director of Investor Relations
Telephone: 920-684-4410 ◆ Telefax: 920-652-9778	& Chief Financial Officer	& Corporate Communications
Internet: http://www.manitowoc.com	Direct Dial: 920-652-1767	Direct Dial: 920-652-1713
	Email: twood@manitowoc.com	Email: skhail@manitowoc.com

NEWS for Immediate Release

MANITOWOC COMPANY ASSESSES FIRST-QUARTER EARNINGS IMPACT
FROM MARINETTE MARINE WORK STOPPAGE

Earnings outlook reduced, but cash from operations expectation remains unchanged

MANITOWOC, WI - March 25, 2003 - After assessing the effects of the recent strike at Marinette Marine Corporation along with difficult domestic crane markets, The Manitowoc Company, Inc. (NYSE: MTW) announced today that it now expects first-quarter earnings per share to be approximately break even.

The 44-day strike at the company's Marinette Marine facility, which ended March 7, is expected to reduce first-quarter earnings per share by approximately $0.12 to $0.15. This is due primarily to lost absorption, inefficiencies, and delays in starting new shipbuilding projects. The strike involved approximately 700 shipyard workers who are represented by Boilermakers Union Local 696.

The company said it also continues to be affected by difficult domestic crane markets - principally for its crawler cranes - and an unstable geopolitical environment.

"Despite our lowered earnings expectations for the first quarter, we remain committed to achieving cash flow from operations of at least $100 million for the year as our diversified model continues to provide stability in challenging times," said Terry D. Growcock, chairman and chief executive officer. "In addition, we are continuing to focus on our proven strategies of operational excellence and new-product development to position ourselves to excel when our markets and the economy improve."

About The Manitowoc Company

The Manitowoc Company, Inc. is the world's largest provider of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, boom trucks, and aerial work platforms. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the maritime industry.

MANITOWOC COMPANY ASSESSES FIRST-QUARTER EARNINGS IMPACT FROM MARINETTE MARINE WORK STOPPAGE / 2

Forward-looking Statements
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

  Manitowoc's anticipated revenue gains, margin improvements, and cost savings, new foodservice and crane product introductions,
  foreign currency fluctuations,
  the risks associated with growth,
  geographic factors and political and economic risks,
  added financial leverage resulting from acquisitions,
  actions of company competitors,
  changes in economic or industry conditions generally or in the markets served by our companies,
  Great Lakes water levels,
  steel industry conditions,
  work stoppages and labor negotiations,
  the ability of our customers to receive financing, and
  the ability to complete and appropriately integrate acquisitions, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

For further information:
Timothy M. Wood
Vice President & Chief Financial Officer
920-652-1767